Exhibit 99.1

Joint Filing Agreement, dated April 13, 2026

PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to such statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the other except to the extent that he or it knows that such information is inaccurate.

DATE: April 13, 2026
TWO SEAS CAPITAL LP
By: Two Seas Capital GP LLC, its general partner

By:	/s/ Sina Toussi
Name:	Sina Toussi
Title:	Managing Member

TWO SEAS CAPITAL GP LLC

By:	/s/ Sina Toussi
Name:	Sina Toussi
Title:	Managing Member

/s/ Sina Toussi
SINA TOUSSI